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                                                                       EXHIBIT 5

JANNA R. SEVERANCE
612.347.0367
SeveranceJ@moss-barnett.com



April 16, 2001



XATA Corporation
151 E. Cliff Road, Suite 10
Burnsville, MN  55337


Re: Opinion of Counsel as to Legality of Shares of Common Stock to be Registered Under the Securities Act of 1933

Gentlemen:

This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 190,000 shares of Common Stock, $.01 par value, of XATA Corporation (the "Company") offered to officers, directors, employees and consultants of the Company pursuant to the XATA 2001 Interim Incentive and Stock Option Plan (the "Plan").

As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 190,000 shares of Common Stock to be offered under the Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

Very truly yours,


MOSS & BARNETT, A
PROFESSIONAL ASSOCIATION


/s/ Janna R. Severance
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Janna R. Severance